Exhibit 99.1

CUSIP No. 31816Q 10 1	13 G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Tetraphase Pharmaceuticals, Inc.

Dated: February 5, 2015

EXCEL MEDICAL FUND, L.P.
BY:	EXCEL MEDICAL VENTURES, LLC
ITS:	GENERAL PARTNER

By:	/s/ Steven R. Gullans
Manager

EXCEL MEDICAL VENTURES, LLC

/s/ Steven R. Gullans
Manager

/s/ Frederick R. Blume
Frederick R. Blume

/s/ Steven R. Gullans
Steven R. Gullans

/s/ Juan Enriquez
Juan Enriquez